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                     SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549


                               --------------


                                  FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                        AT&T UNIVERSAL FUNDING CORP.
                        ----------------------------

           (Exact name of registrant as specified in its charter)


              Delaware                                       59-3325080
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(State of incorporation or organization)                  (IRS Employer
                                                          Identification No.)


 5201 Amelia Earhart Drive - Suite 1001
           Salt Lake City, Utah                                 84116
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(Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                    None

Securities to be registered pursuant to Section 12(g) of the Act:


                      AT&T Universal Card Master Trust
        Class A Series 1996-3 Floating Rate Asset Backed Certificates Class B Series 1996-3 Floating Rate Asset Backed Certificates

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                              (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

     The description of the Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated September 9, 1996, and "Summary of Series Terms"; "Risk Factors"; "Maturity Considerations"; and "Series Provisions" in the Prospectus Supplement, dated September 10, 1996 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 4).


Item 2.  Exhibits.

     Exhibit 1-- Form of specimens of certificates representing the Class A Series 1996-3 Floating Rate Asset Backed Certificates and the Class B Series 1996-3 Floating Rate Asset Backed Certificates.

     Exhibit 2-- Pooling and Servicing Agreement, dated as of August 1, 1995 (included in Exhibit 4.2 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on February 21, 1996, which is incorporated herein by reference).

     Exhibit 3-- Series 1996-3 Supplement to the Pooling and Servicing Agreement, dated as of September 17, 1996.

     Exhibit 4-- Prospectus dated September 9, 1996, as filed with the Securities and Exchange Commission on September 10,
                      1996 and Prospectus Supplement, dated September 10, 1996, as filed with the Securities and Exchange Commission on September 10, 1996 pursuant to Rule 424(b)(5), (the Prospectus and Prospectus Supplement are incorporated herein by reference).





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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                            AT&T UNIVERSAL FUNDING CORP.




Date:  September 17, 1996                   By:   /s/ Brian H. Fluck
                                               ---------------------------
                                            Name:  Brian H. Fluck
                                            Title: Chief Financial Officer





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                               INDEX TO EXHIBITS



       Exhibit                                                                                            Sequentially
       Number                                                 Exhibit                                     Numbered
       ------                                                 -------                                     ---------
                                                                                                          Page
                                                                                                          ----
       Exhibit 1           Form of specimens of certificates representing the Class A Series 1996-3       6
                           Floating Rate Asset Backed Certificates and the Class B Series 1996-3
                           Floating Rate Asset Backed Certificates.

       Exhibit 2           Pooling and Servicing Agreement, dated as of August 1, 1995 (included in       N/A
                           Exhibit 4.2 to the Registrant's Form 8-K, as filed with the Securities and
                           Exchange Commission on February 21, 1996, which is incorporated herein by reference).

       Exhibit 3           Series 1996-3 Supplement to the Pooling and Servicing Agreement, dated as of
                           September 17, 1996.

       Exhibit 4           Prospectus dated September 9, 1996, as filed with the Securities and Exchange  N/A
                           Commission on September 10, 1996, and Prospectus Supplement, dated September
                           10, 1996, as filed with the Securities and Exchange Commission on September
                           10, 1996 pursuant to Rule 424(b)(5).





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